UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2022
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ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ANET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2022, Ann Mather, a Class II director, notified Arista Networks, Inc. (the “Company”) that she will not stand for re-election as a director at the end of her current term and intends to resign from the board of directors of the Company (“Board”), effective as of the date of the Company’s 2022 Annual Meeting of Stockholders (the “Effective Date”). Ms. Mather’s decision to leave the Board is due to her desire to devote more time to her other professional commitments and is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.
In accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Board will reduce the number of directors of the Company from nine to eight as of the Effective Date.
The Board and the Company thank Ms. Mather for her leadership, service and many contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

March 29, 2022	By: /s/ ITA BRENNAN
Ita Brennan
Chief Financial Officer
(Principal Accounting and Financial Officer)